Exhibit 10.2

Adopted by Board of Directors
September 15, 2014

AMENDMENT NO. 1
TO
DIRECTOR COMPENSATION PLAN
OF
CORENERGY INFRASTRUCTURE TRUST, INC.

WHEREAS, the Director Compensation Plan (the “Director Plan”) of CorEnergy Infrastructure Trust, Inc. (the “Company”) was approved by the Company’s Board of Directors as of April 5, 2014, and was approved by stockholders at the Company’s 2014 Annual Meeting on May 28, 2014; and

WHEREAS, the Board of Directors of the Company has deemed it advisable to amend the Director Plan to: (i) correct a typographical error in the introductory paragraph of the Director Plan; (ii) allow the Company the flexibility of funding the stock retainer payments called for by the Director Plan either by issuing shares of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”), or by funding the acquisition of shares in the open market for a designated account for each Compensated Director (as defined in the Director Plan); and (iii) provide that the Director Plan shall have a term of ten (10) years, ending on April 1, 2024;

WHEREAS, the Board of Directors has received the advice of counsel that the amendment of the Director Plan on the terms set forth herein should not be deemed a “material” amendment requiring the approval of the Company’s stockholders.

NOW, THEREFORE, pursuant to the determination of the Board of Directors of the Company, acting by unanimous written consent dated September 15, 2014, the Director Plan is hereby amended in the following three respects:

I.	The first sentence of the introductory paragraph of the Director Plan is hereby deleted in its entirety and restated to read as follows:

This Plan is adopted by the Board of Directors (the “Board”) of CorEnergy Infrastructure Trust, Inc. (the “Company”), effective as of April 1, 2014 (the “Effective Date”), subject to paragraph 9 below.

II.	Section 2 of the Director Plan is hereby amended by adding the following sentence to the end of such section:

The Company may, in its discretion, fund each installment of such stock retainer either (i) by issuing new shares of the Company’s common stock or (ii) by providing cash to a designated agent or agents selected for such purpose by the Company to fund the purchase of the required number of shares for the account of each Compensated Director.

III.	Section 11 of the Director Plan is hereby deleted in its entirety and restated to read as follows:

11.    Amendment and Term. The Board reserves the right to amend or terminate this Plan at any time. If not terminated earlier by action of the Board, this Plan shall have a term of ten (10) years, ending on April 1, 2024.

All other terms and provisions of the Director Plan shall remain as stated therein and this Amendment No. 1 shall be effective as of September 15, 2014.